UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

SIGNATURE OFFICE REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Arrangement

On January 24, 2014, Signature Office Income REIT, Inc. (the “Registrant”) entered into an employment agreement with Glen F. Smith, the Registrant’s Chief Financial Officer and Senior Vice President, the terms of which commenced on January 24, 2014 and will terminate on December 31, 2016. The agreement provides for a one-year renewal period upon mutual agreement of the Registrant and Mr. Smith. The employment agreement provides for a base salary of $300,000 and the potential for a lump sum discretionary bonus of $50,000 for each year of the agreement. Pursuant to the employment agreement, Mr. Smith is entitled to participate in all benefit, incentive, savings and retirement plans and programs available to employees of the Registrant.

The employment agreement provides for certain severance benefits if employment is terminated by the Registrant without “cause” or if Mr. Smith resigns for “good reason” (each as defined in the employment agreement), as follows:

(a) continuation of salary payments at his then-current monthly base salary for a period of 24 months following the effective termination date, or, if the termination occurs during the period commencing 60 days prior to a “change in control” of the Registrant (as defined in the employment agreement) and concluding on the one-year anniversary of a “change in control,” severance equal to two times his then-current annual base salary, payable in a single lump sum;

(b) expiration of any restrictions on any outstanding equity awards that expire solely on Mr. Smith’s continuous service with the Registrant, and immediate vesting of any outstanding equity awards that vest based solely on continuous service with the Registrant.

In the event that Mr. Smith’s employment terminates due to death or disability during the term of the employment agreement, then Mr. Smith will receive accelerated vesting of his outstanding equity awards as described in subsection (b) above and any other bonus amount Mr. Smith would have received under any Registrant incentive plan for the year in which his termination occurs, but will not receive any severance payments.

During the term of the employment agreement and for a period of one year thereafter, Mr. Smith has agreed to certain non-competition and non-solicitation provisions. In addition, Mr. Smith has agreed to certain non-disclosure provisions and intellectual property right provisions, applicable both during and after his employment with the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE OFFICE REIT, INC.

Dated: January 24, 2014	By:	/s/ Glen F. Smith
Glen F. Smith
Senior Vice President and Chief Financial Officer